UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2017

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Our reportable segments are the same as our operating segments, which also correspond with our management organizational structure. In conjunction with the change in executive officer leadership, our management organizational structure and all related internal reporting changed effective January 1, 2017. As a result, the composition of our four segments also changed to reflect the new structure. The modified structure is the same except (i) the Home Furniture Group moved from Residential Products to Furniture Products (formerly named Commercial Products), and (ii) the Machinery Group moved from Specialized Products to Residential Products. The 10 business groups and 17 business units are organized as follows:

Residential Products Segment	Industrial Products Segment	Furniture Products Segment	Specialized Products Segment
BEDDING GROUP	WIRE GROUP	HOME FURNITURE GROUP	AUTOMOTIVE GROUP
U.S. Spring	Drawn Wire	Furniture Hardware	Automotive
International Spring	Wire Products	Seating & Distribution
	Steel Rod		AEROSPACE PRODUCTS GROUP
FABRIC & CARPET CUSHION		WORK FURNITURE GROUP	Aerospace Products
GROUP		Work Furniture
Fabric Converting			CVP GROUP
Geo Components		CONSUMER PRODUCTS GROUP	Commercial Vehicle Products
Carpet Cushion		Fashion Bed
Adjustable Bed
MACHINERY GROUP
Machinery

Previously, all of our segments used the first-in, first-out (FIFO) method for valuing inventory. In our consolidated financials, an adjustment was made at the corporate level (i.e., outside the segments) to convert about 50%-60% of our inventories to the last-in, first-out (LIFO) method. These are primarily our domestic, steel-related inventories. The LIFO adjustment has fluctuated, sometimes significantly, from year to year. We recorded an $11 million expense in 2016, a $46 million benefit in 2015, a $1 million expense in 2014, a $4 million expense in 2013, and a $13 million benefit in 2012. Although all segments were impacted, the majority of these adjustments related to the Industrial Products segment. Effective January 1, 2017, the LIFO impact will be recognized within the segment to which it relates.

Attached as Exhibit 99.1 is a revised overview of the Company’s segments and certain of the Company’s revised unaudited segment financial data for each annual and quarterly period from 2012 through 2016. This financial data reflects the reportable segments the Company will use to present its first quarter financial results for 2017, including any LIFO impact, and is being provided to facilitate the comparison of such results with prior financial periods. While this financial data reflects the change in the Company’s reportable segments described above, the Company has not in any way revised or restated its historical consolidated financial statements for any period. The Company’s consolidated net sales, earnings from continuing operations before interest and taxes, earnings from continuing operations, net earnings and net earnings per share remain unchanged for all periods presented.

This information, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be incorporated by reference into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Revised Overview of Segments and Revised Segment Financial Data for each annual and quarterly period in years 2012 through 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: April 10, 2017	By:	/s/ SCOTT S. DOUGLAS
Scott S. Douglas
Senior Vice President –
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Revised Overview of Segments and Revised Segment Financial Data for each annual and quarterly period in years 2012 through 2016